EXHIBIT 99.7







NORSTAR MANAGEMENT NEGOTIATIONS WITH UGI ENERGY TERMINATED



Pearl River, NY, July 1, 1997 - Citing an inability to reach a definitive purchase agreement with UGI Energy Services, Inc.,

NORSTAR Management, Inc., an indirect subsidiary of Orange and

Rockland Utilities, Inc., today announced that its transaction with UGI has been terminated by mutual agreement.  NORSTAR

Management, Inc., headquartered in Houston, TX, had entered into a letter of intent for the sale of certain of the assets of

NORSTAR Energy Limited Partnership, a natural gas services and marketing company, to UGI.  As announced in mid-June, NORSTAR intends to wind up the remaining portion of the partnership

business.

     According to Orange and Rockland Vice Chairman and Chief

Executive Officer, D. Louis Peoples, "While we are disappointed that this transaction did not reach fruition, we remain committed to shedding NORSTAR as part of the Company's strategy to position its operational and financial resources into selective

competitive markets as we enter into a deregulated era.  To that end, certain NORSTAR assets remain on the market."











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